Exhibit 10.1

AMENDMENT TO THE EMPLOYMENT AGREEMENT BETWEEN

SIGMA-ALDRICH CORPORATION AND DAVID HARVEY

WHEREAS, the Sigma-Aldrich Corporation (“Company”) and David Harvey (“Chairman”) previously entered into an employment agreement (“Agreement”) effective as of January 1, 2006; and

WHEREAS, the Company and the Chairman desire to extend the Term of that Agreement for an additional year in accordance with Section 2.4 of the Agreement;

NOW, THEREFORE, in consideration of the foregoing, the Company and Chairman hereby agree to amend the Agreement in accordance with Section 2.4 thereof, as follows:

The Term is extended by the parties pursuant to this written agreement for an additional one-year period beginning on the date of the first Annual General Meeting following January 1, 2006 and terminating on the second Annual General Meeting following January 1, 2006. All other terms and conditions of the Agreement shall remain in full force and effect during this one-year extension. The Term may be further extended by the parties by written agreement for successive additional one-year periods in accordance with Section 2.4.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement this 19th day of May, 2006.

SIGMA-ALDRICH CORPORATION

By:	/s/ Kirk A. Richter
Name:	Kirk A. Richter
Title:	Treasurer

CHAIRMAN

/s/ David R. Harvey
David Harvey